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                                                                    EXHIBIT 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of April 22, 2001 (the "Effective Date") by and between William Conner, an individual ("Executive"), and Entrust Technologies, Inc., a Maryland corporation (the "Company").

     1.   Employment by the Company.
          -------------------------

          (a) Duties.  Subject to the terms set forth herein, the Company agrees
              ------
to employ Executive as President and Chief Executive Officer, and in such other executive capacities as may be requested from time to time by the Board of Directors of the Company or a duly authorized committee thereof (the "Board"), and Executive hereby accepts such employment. Executive shall perform such duties as are customarily associated with the position of President and Chief Executive Officer of a publicly traded company engaged in a comparable business, consistent with the Bylaws of the Company and as reasonably required by the Board. Executive shall render such other services for the Company and corporations controlled by, under common control with, or controlling the Company, and to successor entities and assignees of the Company (the "Company's Affiliates") as the Company may from time to time reasonably request and as shall be consistent with the duties Executive is to perform for the Company and with Executive's experience. Executive shall be elected to the Company's Board upon beginning his employment under this Agreement, and in the event Executive remains employed under this Agreement, he shall be transitioned to the position of Chairman of the Company's Board within one year of such time.

          (b) Full Time and Best Efforts.  During the term of his employment
              --------------------------
with the Company, Executive will devote his full business time and use his best efforts to advance the business and welfare of the Company, and will not engage in any other employment or business activities for any direct or indirect remuneration that, in any material way, would be harmful or detrimental to, or competes with, the business and affairs of the Company, or that materially would interfere with his duties hereunder. The foregoing shall not preclude Executive from managing his personal affairs, serving on any Board of Directors or Trustees of which he is a member on the date hereof, including without limitation, Travelocity, Joint Forces, the Dallas Symphony or Southern Methodist University, or serving as a non-executive member of the Board of Directors of any other company with approval of the Board and provided that such company or companies do not directly and materially compete with the Company.

          (c) Employment At Will.  Consistent with the provisions of Section 4
              ------------------
of this Agreement, the employment relationship between the Company and Executive shall remain at all times at will in nature. Accordingly, Executive's employment with the Company is not guaranteed to continue for any specified term and may be ended by either party at any time, with or without reason or cause and with or without advance notice.
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     2.   Compensation and Benefits.
          -------------------------

          (a) Base Salary.  Executive shall receive for services to be rendered
              -----------
hereunder a starting base salary, paid biweekly, equivalent to an annualized rate of $500,000.00 US, which will be paid according to the normal payroll procedures of the Company and subject to payroll deductions as may be necessary or customary in respect of the Company's salaried employees (the "Base Salary"). The Base Salary may be reviewed and increased (but not decreased) at the discretion of the Board from time to time on and after April 1, 2002.

          (b) Bonuses.  Executive shall be eligible for an annual performance
              -------
bonus in the a target amount of 100% of base salary at the end of each calendar year in which he remains employed under this Agreement. Executive's bonus for calendar year 2001 shall be guaranteed at the full targeted amount and shall be paid to Executive upon commencing employment with the Company. Executive shall present his recommended bonus terms and criteria for his executive team, including himself, in each subsequent calendar year to the Board for consideration and approval.

          (c) Sign-On Bonus.  Executive shall receive a sign-on bonus of
              -------------
$2,000,000 in cash payable as follows: (i) $1,000,000, less applicable withholdings and deductions, payable within the first week of Executive's employment under this Agreement; (ii) $500,000, less applicable withholdings and deductions, payable upon Executive completing one year of employment under this Agreement; and (iii) $500,000, less applicable withholdings and deductions, payable upon Executive completing two years of employment under this Agreement.

          (d) Participation in Benefit Plans.  During his employment hereunder,
              ------------------------------
Executive shall be entitled to participate in any retirement, retirement savings, group insurance, hospitalization, medical, dental, health, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. In particular, Executive shall be eligible for coverage under the Company's group health plan on the first of the month following his commencing employment with the Company. In order to help ensure that there is no gap in Executive's coverage for group health benefits, the Company will reimburse Executive for the cost, if any, of continuation coverage under COBRA until Executive qualifies for coverage under the Company's group health plan. Executive shall also participate in all fringe benefits offered by the Company to executive level employees within the Company. The Company may, in its sole discretion and from time to time, amend, eliminate or establish benefit programs as it deems appropriate.

          (e) Vacation.  Executive shall be entitled to paid vacation time of
              --------
four weeks per calendar year. Two weeks of such vacation may be carried from one year to the next. When Executive's total accrued vacation reaches six weeks, Executive will accrue no further vacation until, and to the extent that, Executive's total accrued vacation is reduced below the maximum of six weeks. The days selected for Executive's vacation must be mutually and reasonably agreed to by Company and Executive.

          (f) Reimbursement of Expenses.  Executive shall be reimbursed for
              -------------------------
reasonable business expenses incurred in connection with the performance of his duties hereunder consistent with the Company's policy regarding reimbursement of such expenses. In

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addition, upon accepting employment with the Company, Executive shall be reimbursed for up to $50,000.00 US in reasonable and documented legal and accounting fees incurred in connection with entering into this Agreement.

     3.   Options.
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          (a) Grant.  As an inducement to accept employment, the Company shall
              -----
grant Executive upon execution of this Agreement non-qualified options to purchase 4,000,000 shares of Common Stock of the Company (including 1,000,000 options as part of Executive's sign-on package to offset lost compensation opportunities resulting from resignation of his former employment) at an exercise price equal to the fair market value of such Common Stock at the close of business on April 20, 2001. At the Company's election, such options may be issued from the Company's 1996 Stock Option Plan, such appropriate alternative stock option plan as the Company may establish, or otherwise under an individual option agreement or agreements. All such plans or agreements shall provide for cashless exercise of vested options and performance shares so that the Executive shall, at his election, subject to the approval of the Company's Board of Directors (or the Compensation Committee of the Company's Board of Directors), which approval shall not be required if the Company's Common Stock is not listed on the Nasdaq Stock Market or any other exchange at the time of the proposed cashless exercise, receive upon exercise of all or part of an option a net number of shares determined by reducing the number of shares to be delivered by the number of shares that, when sold at fair market value on the date of exercise would provide cash sufficient to pay the exercise price of such option and the applicable taxes, incurred by reason of such exercise, computed at the highest individual marginal tax rate (including payroll taxes imposed on the Executive), on the spread between the option exercise price and the fair market value of the stock subject to the exercised option on the date of exercise, which amount shall be paid to the Internal Revenue Service as taxes withheld from the Executive. In addition, the Executive may, at his option, pay for shares of the Company's Common Stock purchased upon exercise of all or a portion of his vested options and performance shares by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, (ii) delivery by the Executive to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding or (iii) when the Company's Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of shares of the Company's Common Stock owned by the Executive valued at their fair market value (as determined in accordance with the applicable option agreement), provided (A) such method of payment is then permitted under applicable law and
(B) such shares, if acquired directly from the Company, were owned by the Executive at least six months prior to such delivery.

          (b) Vesting.  The foregoing options shall vest as follows:
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               (i)  1,100,000 shares immediately upon the date of grant;

               (ii) 250,000 shares upon Executive completing one year of employment;

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               (iii) 250,000 shares upon Executive completing two years of employment;

               (iv) 1,200,000 shares at a rate of 1/36 of such total upon each complete month of continued employment after the first year;

               (v) 550,000 shares upon the fifth year anniversary of the date of grant, or such earlier date as the price at which the Company's Common Stock shares traded on the NASDAQ exchange shall have closed at or above $15.00 per share for at least 50 out of 60 consecutive trading days including the day of vesting, provided in either case that Executive remains employed as of such date with the Company; and

               (vi) 650,000 shares upon the fifth year anniversary of the date of grant, or such earlier date as the price at which the Company's Common Stock shares traded on the NASDAQ exchange shall have closed at or above $25.00 per share for at least 50 out of 60 consecutive trading days including the day of vesting, provided in either case that Executive remains employed as of such date with the Company.

          (c) Acceleration of Vesting.  Upon the occurrence of an "Acquisition
              -----------------------
Event" as defined herein, or upon termination of the Executive's employment by the Company for any reason other than Cause within 120 days before either an Acquisition Event or the announcement of an Acquisition Event, the vesting schedules described in Sections 3(b)(i) - (iv) shall be accelerated so that all of the number of shares that would otherwise have first become exercisable on any vesting date scheduled to occur on or after the date of such Acquisition Event shall become vested immediately prior to such Acquisition Event. In the event that an Acquisition Event involves the purchase or exchange of the Company's Common Stock at a price at or above the target prices described in one or both of Sections 3(b)(v) - (vi), the vesting schedules described in those sections, as the case may be, shall be accelerated so that all of the number of shares that would otherwise have first become exercisable on any vesting date scheduled to occur on or after the date of such Acquisition Event shall become vested immediately prior to such Acquisition Event. An "Acquisition Event" shall mean:

               (i) any merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 70% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

               (ii) any sale of all or substantially all of the assets of the Company;

               (iii) the complete liquidation of the Company;

               (iv) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities (other than through an acquisition of securities directly from

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     the Company) by any "person" (as such term is used in Sections 13(d) and
     14(d) of the Exchange Act) other than the Company, Nortel Networks.com, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (d) Exercise of Options.  Except as otherwise provided for herein, the
              -------------------
duration and exercise of the options described in this section shall be governed by the terms of the stock plan under which such options are granted.

     4.  Termination of Employment.  The date on which Executive's employment by
         -------------------------
the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

          (a) Termination by the Company for Cause.  The Board may terminate
              ------------------------------------
Executive's employment with the Company for Cause. Any termination purporting to be for Cause shall be effective on the date notice to Executive is given of the circumstances upon which the Board has based it's conclusion that Cause exists.

               (i) "Cause" means the occurrence or existence of any of the following with respect to Executive, as determined in good faith by a majority of the disinterested directors of the Board: (a) a material failure or refusal by Executive to perform any of his material duties or obligations of his position, including duties hereunder, which remains uncured 30 days following the date that the Company has given Executive written notice thereof; (b) the repeated breach by Executive of any material duty covered by clause (a) as to which at least two written notices have been given pursuant to such clause; (c) any willful and material act of misappropriation, embezzlement, fraud or similar conduct involving the Company or any of its Affiliates; or (d) the conviction or the plea of nolo contendere or the equivalent with respect to a felony or misdemeanor involving moral turpitude that materially prejudices the Company.

               (ii) In the event that Executive's employment is terminated for Cause, Executive shall receive payment for all earned salary and accrued but unused vacation time through the Termination Date, less standard withholdings for tax and social security purposes. The Company shall have no further obligation to pay severance or any other payment or obligation of any kind whether under this Agreement or otherwise nor to make any payment in lieu of notice.

          (b) Termination by Executive Without Good Reason.  Executive may
              --------------------------------------------
terminate his employment with the Company at any time, immediately upon notice to the Company of such decision to terminate. In the event that Executive's termination is without Good Reason as defined below, Executive shall receive payment for all earned salary and accrued but unused vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given, and all vested accrued benefits to which the Executive or any of his dependents or beneficiaries is entitled under any plan described in
Section 2(d), less standard withholdings for tax and social security purposes. The Company shall

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

have no further obligation to pay severance or any other payment or obligation of any kind whether under this Agreement or otherwise.

          (c) Termination Upon Death or Disability.  Executive's employment
              ------------------------------------
shall automatically terminate in the event Executive dies or suffers a disability that renders Executive unable to perform the essential functions of his position, even with reasonable accommodation, for 60 consecutive days or for 90 days within any 180-day period. After the Termination Date, which in this event shall be the date of such death or of meeting the foregoing definition of disability, no further compensation will be payable under this Agreement except that (i) Executive or his estate shall receive the earned portion of any salary and bonus and any accrued but unused vacation hereunder through the Termination Date; (ii) Executive and his beneficiaries and dependents shall remain entitled to all vested accrued benefits to which the Executive or any of his dependents or beneficiaries is entitled under and plan described in Section 2(d) and in the case of health benefits continuation coverage as required by law; (iii) Executive or his estate shall receive any remaining portion of the cash sign-on bonus described in Section 2(c) of this Agreement not previously received; (iv) the interest of Executive or his estate in the options described in Section 3(b)(ii) and (iii) of this Agreement, to the extent not previously vested, shall vest; and (v) the schedule of vesting for options described in Section 3(b)(iv)
- (vi) of this Agreement shall be accelerated by 12 months, and the period during which the performance targets described in Section 3(b)(v) - (vi) may be met shall extend for 12 months from the Termination Date. Vested options held by Executive or his estate shall be exercisable for 12 months following Executive's death or disability or, in the case of options described in Sections 3(b)(v) - (vi), for 180 days following their vesting. All amounts to be delivered under this Section shall be reduced by standard withholdings for tax and social security purposes.

          (d) Termination Without Cause or With Good Reason.  In the event the
              ---------------------------------------------
Company terminates Executive's employment other than for Cause, death, or disability, or in the event Executive terminates his employment for Good Reason as defined below, Executive shall be entitled to the earned but unpaid portion of any salary and bonus and any accrued but unused vacation through the Termination Date, and all vested accrued benefits to which the Executive or any of his dependents or beneficiaries is entitled under and plan described in
Section 2(d), plus continuation coverage under any applicable health benefit plans as required by law, with all amounts payable less standard withholdings for tax and social security purposes. In addition, Executive shall be entitled to the equivalent of 12 months' acceleration of option vesting, with all options so vested remaining exercisable for 180 days, plus:

               (i) If such termination occurs within the first 18 months of Executive's employment, then Executive shall receive a lump-sum payment equivalent to two years' base salary and bonus at his then-current rate, less applicable withholdings and deductions;

               (ii) If such termination occurs more than 18 but less than 24 months after the start of Executive's employment, then Executive shall receive the lump sum payment described in Section 4(d)(i) reduced by one month's base salary and bonus for each months of Executive's actual employment beyond the first 18 months;

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

               (iii) If such termination occurs after the first 24 months of Executive's employment, then Executive shall receive a lump-sum payment equivalent to 18 months' base salary and bonus at his then-current rate, less applicable withholdings and deductions, plus the equivalent of six months' acceleration of option vesting.

Except as set forth above, the Company shall have no further obligation to make any other payment or obligation of any kind whether under this Agreement or otherwise. For purposes of this Section, Good Reason shall mean the occurrence of any of the following: (i) the material failure of the Company to perform a material obligation under this Agreement that remains uncured after 30 days following written notice thereof by Executive to the Company; (ii) repeated breach by the Company of any material obligation under this Agreement as to which Executive has previously given notice pursuant to the preceding clause;
(iii) the Company's failure to grant Executive compensation increases or additional stock options on an equivalent basis as other Company executives where performance and merit are similar; (iv) material reduction in Executive's title, duties, responsibilities, or base and potential bonus compensation; or
(v) involuntary relocation of the site of Executive's work without his consent to a location more than 15 miles from his current home. In the event of termination by Executive for Good Reason, the Termination Date shall be the date upon which written notice is given to the Company by Executive of the circumstances leading to such termination.

     5.  Proprietary Information Obligations.  During his employment under this
         -----------------------------------
Agreement, Executive will have access to and become acquainted with the Company's and the Company's Affiliates' confidential and proprietary information, including, but not limited to, information or plans regarding customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; inventions; processes; and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's or the Company's Affiliates' Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company or the Company's Affiliates, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company or the Company's Affiliates, as the case may be, and shall not be removed from the premises of the Company except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment. Notwithstanding the foregoing, Proprietary Information shall not include (i) information which is or becomes general public knowledge except through disclosure by the Executive in violation of this Agreement and (ii) information that may be required to be disclosed by applicable law.

     6.  Noninterference.  For a period of 18 months after termination of his
         ---------------
employment under this Agreement, Executive agrees not to interfere with the business of the Company or any Company Affiliate by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing (i)any employee of the Company or any Company Affiliate to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer by which the Executive is then employed or in which the Executive has a material interest; or (ii) any customer or client of the Company or any Company Affiliate, or any

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

potential customer or client to the extent such entity was identified as such during Executive's employment with the Company, to terminate or limit its dealings with the Company by means of disparaging statements regarding the Company or use of Proprietary Information as defined herein. A general advertisement of employment opportunities with any such other employer shall not be considered direct or indirect solicitation hereunder.

     7.  Noncompetition.  Executive acknowledges and agrees that the nature of
         --------------
the Proprietary Information to which he will have access by virtue of his employment under this Agreement will render it impossible, even with the exercise of complete good faith, to render services to or be affiliated with any other entity with which the Company competes in its highly competitive, international industry. Accordingly, Executive agrees that during the term of this Agreement and for a period of eighteen months after the termination hereof, he will not, without the prior consent of the Company, directly or indirectly, have a material interest in (other than an interest held on the date hereof or derived directly, without further material investment by the Executive, from any such interest), be employed by, or be connected with, as an employee, consultant, officer, director, partner, stockholder or joint venturer in any entity which is in direct and material competition with the business of the Company anywhere in North America or Europe; provided, however, that the foregoing shall not prevent Executive from being a stockholder of less than one percent of the issued and outstanding securities of any publicly traded corporation nor shall the foregoing preclude Executive's employment by Nortel Networks.com or any successor thereto, nor shall it preclude Executive's employment by a competitor of the Company if the Executive is employed in a part of such competitor's business that does not compete directly with the Company. Executive acknowledges and agrees that the foregoing covenant is reasonable in scope and duration in light of the nature of the Company's business, is given in connection with and in order to protect the value of the Proprietary Information to which Executive will be given access during his employment, and is neither injurious to the public nor oppressive to Executive and his ability to be gainfully employed following his employment with the Company.

     8.  Enforcement.  Executive acknowledges and agrees that the covenants
         -----------
contained in Sections 5, 6, and 7 shall survive any termination of his employment. Executive further acknowledges and agrees that, in the event of any breach or threatened breach of such covenants, the damage resulting to the Company would be immediate and irreparable, would be difficult, and perhaps impossible, to adequately ascertain, and would not be subject to adequate remedy by virtue of money damages. Accordingly, Executive agrees that the Company will be entitled, in addition to any money damages that may be shown, to restrain and enjoin Executive from any breach or threatened breach of his obligations under this Agreement without need for any bond or other security. Executive further acknowledges and agrees that the Company shall not be deprived of the benefit of the restrictive covenants in this Agreement as a result of the time involved in detecting any breach and obtaining relief. Accordingly, the duration of any such covenant shall be extended by a period equivalent to any period of Executive's breach of such covenant, but not to exceed 18 months.

     9.  Miscellaneous.
         -------------

          (a) Notices.  Any notices provided hereunder must be in writing and
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shall be deemed effective upon the earlier of the first business day following personal delivery (including

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

personal delivery by telecopy or telex), or the fourth day after mailing by first class mail to the recipient at the address indicated below:

          To the Company:

          Entrust Technologies, Inc.
          One Preston Park South, Suite 400
          4975 Preston Park Boulevard
          Plano, Texas  75093
          Attn:  Jay Kendry, Esq.
          Telecopier No:  (972) 943-7319

          With a copy to:

          Gibson, Dunn & Crutcher LLP
          2100 McKinney Avenue, Suite 1100
          Dallas, Texas 75201
          Attention:  Karl G. Nelson, Esq.
          Telecopier:  (214) 698-3400

          To Executive:

          Mr. William Conner
          6130 Tulip Lane
          Dallas, Texas  75230
          Telecopier:  (214) 363-6547

          With a copy to:

          Barton J. Winokur, Esq.
          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19133
          Telecopier:  215.994.2222

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) Conditions to Employment.  Executive's acknowledges and agrees
              ------------------------
that his employment under this Agreement is contingent upon Executive's execution of the Company's standard Conflict of Interest Agreement, Intellectual Property and Confidentiality Agreement, Trading and Securities Agreement, and Corporate Electronic Agreement and upon satisfactory completion of the Company's standard pre-employment background investigation and drug screen.

          (c) Severability.  Any provision of this Agreement which is deemed
              ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section

9(c), be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          (d) Entire Agreement.  This document, in combination with those
              ----------------
ancillary agreements referenced in Section 9(b) above, constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          (e) Counterparts.  This Agreement may be executed on separate
              ------------
counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          (f) Successors and Assigns.  This Agreement is intended to bind and
              ----------------------
inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

          (g) Amendments.  No amendments or other modifications to this
              ----------
Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (h) Choice of Law.  All questions concerning the construction,
              -------------
validity and interpretation of this Agreement will be governed by the laws of the State of Texas without giving effect to principles of conflicts of law.

          (i) Adjustments to Common Stock.  In the event of any stock split,
              ---------------------------
stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, references to the number, class, and price of shares in this Agreement shall be appropriately adjusted to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate.

     10.  Arbitration.
          -----------

          (a) Any disputes or claims arising out of or concerning this Agreement, Executive's employment, or the termination thereof, whether arising under theories of liability or damages based upon contract, tort or statute, shall be determined exclusively by arbitration before a single arbitrator in accordance with the employment arbitration rules of the American Arbitration Association, except as modified by this Agreement. The arbitrator will have authority in his or her discretion to grant injunctive relief, award specific performance and impose sanctions upon any party to any such arbitration. The arbitrator's decision shall be final and binding on both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In recognition of the fact that resolution of any disputes or claims in the courts is rarely timely or cost effective for either party, the Company and Executive enter this mutual agreement to arbitrate in order to gain the benefits of a speedy, impartial and cost-effective dispute resolution procedure.

          (b) Any arbitration shall be held in Dallas, Texas. The arbitrator shall be an attorney with substantial experience in employment matters, selected by the parties alternately striking names from a list of five such persons provided by the American Arbitration Association following a request by the party seeking arbitration for a list of five such attorneys with substantial professional experience in employment matters. If either party fails to strike names from the list, the arbitrator shall be selected from the list by the other party.

          (c) Each party shall have the right to take the depositions of a maximum of three individuals, as deemed appropriate by such party. Each party shall also have the right to propound requests for production of documents to any party and the right to subpoena documents and witnesses for the arbitration. Additional discovery may be made only where the arbitrator selected so orders upon a showing of substantial need. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

          (d) The Company and Executive agree that they will attempt, and they intend that they and the arbitrator should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 120 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 120-day period for a total of two 120-day periods. The arbitrator shall immediately deliver a written award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.

          (e) The Company shall advance the fees and expenses of the arbitrator. Each party shall pay its own attorney fees and costs including, without limitation, fees and costs of any experts. However, fees and costs (including arbitrator fees and costs) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 10 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this Section 10 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 10 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. If any party prevails on a statutory claim that entitles the prevailing party to a reasonable attorney fees (with or without expert fees) as part of the costs, the arbitrator may award reasonable attorney fees (with or without expert fees) to the prevailing party in accord with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 10(e) with respect to such arbitration shall be determined by the arbitrator.

          (f) In a contractual claim under this Agreement, the arbitrator shall have no authority to add, delete or modify any term of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                              ENTRUST TECHNOLOGIES, INC.

                              By: /s/ James A. Thomson
                                 ------------------------------

                              Name: James A. Thomson
                                   ----------------------------

                              Title: Chairman
                                    ---------------------------


                              EXECUTIVE



                              /s/ F. William Conner
                              ---------------------
                              WILLIAM CONNER